UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 18, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or Other Jurisdiction of Incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
(a)	Merger Agreement
     Phelps Dodge Corporation (“Phelps Dodge”) has entered into an Agreement and Plan of Merger, dated as of November 18, 2006 (the “Merger Agreement”), among Phelps Dodge, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“Freeport”), and Panther Acquisition Corporation (“Merger Subsidiary”), a New York corporation and wholly-owned subsidiary of Freeport. The Merger Agreement provides that upon the terms and subject to the conditions set forth therein, Merger Subsidiary will merge with and into Phelps Dodge (the “Merger”), whereupon the separate existence of Merger Subsidiary will cease and Phelps Dodge will continue as a wholly-owned subsidiary of Freeport.
     This summary of the principal terms of the Merger Agreement, and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide you with information regarding the terms of the Merger Agreement, and are not intended to modify or supplement any factual disclosures about Phelps Dodge or Freeport in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Phelps Dodge or Freeport.
     Under the Merger Agreement, each share of Phelps Dodge common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $88 in cash and 0.67 shares of Freeport common stock. At the Effective Time, each outstanding option to purchase shares of Phelps Dodge common stock will be deemed to constitute a fully vested option to acquire shares of Freeport common stock on the terms set forth in the Merger Agreement.
     Phelps Dodge and Freeport have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger; (ii) not to engage in certain types of transactions during such period; (iii) in the case of Phelps Dodge, to use its reasonable best efforts to cause a meeting of its shareholders to be held as soon as reasonably practicable to vote upon the approval of the Merger, to recommend that Phelps Dodge shareholders vote in favor of the Merger and not to withdraw, modify or qualify in any manner adverse to Freeport such recommendation, subject to certain exceptions set forth in the Merger Agreement and (iv) in the case of Freeport, to use its reasonable best efforts to cause a meeting of its stockholders to be held as soon as reasonably practicable to vote upon the issuance of Freeport common stock in connection with the Merger and certain related amendments to Freeport’s charter (the “Freeport Stockholder Matters”), to recommend that Freeport shareholders vote in favor of the Freeport Stockholder Matters and not to withdraw, modify or qualify in any manner adverse to Phelps Dodge such recommendation, subject to certain exceptions set forth in the Merger Agreement.
     Phelps Dodge and Freeport have made certain additional customary covenants, including, among others, covenants not to solicit, encourage or otherwise facilitate inquiries, proposals or offers that may relate to alternative business combination transactions, subject to certain exceptions set forth in the Merger Agreement. The Merger Agreement further provides that at the Effective Time, the size of Freeport’s board of directors will be increased from 13 to 16, and three independent members of the current Phelps Dodge board of directors will become members of the Freeport board.
     Consummation of the Merger is subject to customary closing conditions, including (i) approval of the Merger by Phelps Dodge’s shareholders, (ii) approval of the Freeport Stockholder Matters by Freeport stockholders, (iii) expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iv) approval of the Merger by the European Commission. Each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) the absence of material adverse changes with respect to the other party.
     The Merger Agreement contains certain termination rights for both Phelps Dodge and Freeport, and further provides that in specified circumstances (i) Phelps Dodge may be required to pay Freeport a termination fee of up to $750 million and (ii) Freeport may be required to pay Phelps Dodge a termination fee of up to $375 million.
      The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Phelps Dodge, Freeport, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Phelps Dodge’s or Freeport’s respective public disclosures. The foregoing is qualified entirely by reference to the Merger Agreement, which is filed as an exhibit hereto.
(b)	Amendment to Rights Agreement
     In connection with the execution of the Merger Agreement, Phelps Dodge and Mellon Investor Services LLC as successor in interest to The Chase Manhattan Bank (the “Rights Agent”), entered into Amendment No. 1 to Rights Agreement, dated as of November 18, 2006 (the “Rights Agreement Amendment”), amending the Rights Agreement, dated as of February 5, 1998 (as amended, the “Rights Agreement”), between the Company and the Rights Agent. The Rights Agreement Amendment provides that none of the execution and delivery of the Merger Agreement, the performance of any obligation thereunder and the consummation of any one or more of the transactions contemplated thereby including, without limitation, the Merger, will trigger the separation or exercisability of the Rights to Purchase Series A Junior Participating Preferred Stock, par value $1.00 per share, under the Rights Agreement. The foregoing is qualified entirely by reference to the Rights Agreement Amendment, which is filed as an exhibit hereto.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS
     The information provided under Item 1.01(b) of this Form 8-K is incorporated into this Item 3.03 by reference.
ITEM 8.01 OTHER EVENTS
     Phelps Dodge is filing as Exhibit 99.1 a joint press release issued by Phelps Dodge and Freeport on November 18, 2006, announcing the entry into the Merger Agreement. Such material may be deemed soliciting material in connection with the meeting of Phelps Dodge shareholders to be held in connection with the Merger.
Important Information for Investors and Stockholders
     Phelps Dodge and Freeport will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Phelps Dodge and Freeport urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.
     Investors and stockholders will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Phelps Dodge will be available free of charge on the investor relations portion of the Phelps Dodge website at

www.phelpsdodge.com. Documents filed with the SEC by Freeport will be available free of charge on the investor relations portion of the Freeport website at http://www.fcx.com.
     Phelps Dodge, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. Information concerning the interests of Phelps Dodge’s directors and executive officers in Phelps Dodge is set forth in the proxy statement for Phelps Dodge’s 2006 annual meeting of shareholders, which was filed with the SEC on April 13, 2006. Freeport, and certain of its directors and executive officers are participants in the solicitation of proxies from the stockholders of Freeport in connection with the merger. Information concerning the interests of Freeport’s directors and executive officers in Freeport is set forth in the proxy statement for Freeport’s 2006 annual meeting of stockholders, which was filed with the SEC on March 22, 2006.
     Other information regarding the direct and indirect interests, by security holdings or otherwise, of the participants will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Phelps Dodge’s and Freeport’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits:
     2.1 Agreement and Plan of Merger, dated as of November 18, 2006, among Phelps Dodge, Freeport-McMoRan Copper & Gold Inc. and Panther Acquisition Corporation.
     4.1 Amendment No. 1 to Rights Agreement, dated as of November 18, 2006, between Phelps Dodge Corporation and Mellon Investor Services LLC, as successor in interest to The Chase Manhattan Bank.
     99.1 Joint Press Release of Phelps Dodge and Freeport, dated November 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)
By:	/s/ S. David Colton
	Name:	S. David Colton
	Title:	Senior Vice President and General Counsel

Date: November 20, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 18, 2006, among Phelps Dodge, Freeport-McMoRan Copper & Gold Inc. and Panther Acquisition Corporation.

4.1	Amendment No. 1 to Rights Agreement, dated as of November 18, 2006, between Phelps Dodge Corporation and Mellon Investor Services LLC, as successor in interest to The Chase Manhattan Bank.

99.1	Joint Press Release of Phelps Dodge and Freeport, dated November 19, 2006.

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